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                                                                    EXHIBIT 3.04

                         AMENDED AND RESTATED BYLAWS


                                     OF


                           KRAGEN AUTO SUPPLY CO.


                         (A CALIFORNIA CORPORATION)


   (ADOPTED BY THE SHAREHOLDERS OF THE CORPORATION AS OF OCTOBER 29, 1996)

                                  ARTICLE I


                                   OFFICES

     Section 1. Principal Office.

     The principal office for the transaction of business in this State shall be located in the County of Alameda, State of California.

     Section 2. Other Offices.

     This corporation may also have offices at such other places, both within and without the State of California, as the Board of Directors may from time to time determine as the business of the corporation may require.

                                   ARTICLE II


                             SHAREHOLDERS' MEETING

     Section 1. Place of Meetings.

     Meetings of shareholders may be held at such place within or without the State of California as may be designated for that purpose from time to time by the Board of Directors; provided, however, that if a meeting is a special meeting that was not called by the Board of Directors or the Chairman of the Board or the President, any other place other than the principal executive office of the corporation must have been approved by the written consent of all persons entitled to vote thereat and not present at the meeting, given either before or after the meeting and filed with the Secretary of the corporation.

     Section 2. Annual Meetings.

     The annual meeting of the shareholders shall be held, each year, at the time and on the day following:

     Time of Meeting:  1:10 p.m.
     Date of Meeting:  Third Tuesday in March,




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or at such other time and/or date as the Board of Directors shall determine.
If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day at the same hour. At the annual meeting, the shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may properly be brought before the meeting.

     Section 3. Special Meetings.

     Special meetings of the shareholders for any purpose or purposes may be called at any time by the President, a Vice President, the Secretary, an Assistant Secretary, the Board of Directors, or shareholders holding not less than ten percent (10%) of the voting power of the corporation.

     No business may be transacted at any meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), as set forth in Section 4 of this
Article II below, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the meeting by any shareholder of the corporation.

     Section 4. Notice of Meetings.

     Notices of meetings, annual or special, shall be given either personally or in writing to shareholders entitled to vote by the Secretary or the Assistant Secretary, or, if there be no such officer, or in the case of his neglect or refusal by any director or shareholder.

     Notices shall be sent to the shareholder's address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice, not less than ten (10) days nor more than sixty (60) days before such meeting, except in the case of a meeting for the purpose of approving a merger or consolidation agreement, in which case the notice must be given not less than twenty (20) days prior to the date of the meeting.

     Notice of any meeting of shareholders shall specify the place, the day and the hour of the meeting, and in case of special meetings, as provided by the General Corporation Law of California, the general nature of the business to be transacted, and no other business may be transacted. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

     It shall not be necessary to give any notice of the time and place of an adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which the adjournment is taken, provided, however, when any shareholders' meeting is adjourned for more than forty-five
(45) days or, if after adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.


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     Section 5. Adjourned Meetings.

     Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section 8 of this Article II.

     When a shareholders' meeting is adjourned to another time or place, except as provided below, notice need not be given of the time and place of or of the business to be conducted at the adjourned meeting if the time and place thereof are announced at the meeting at which such adjournment is taken. When any shareholders' meeting is adjourned for forty-five (45) days or more, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     At the adjourned meeting, provided that the quorum requirements of Section 8 of this Article II are satisfied, the corporation may transact any business which might have been transacted at the original meeting.

     Section 6. Consent to Shareholders' Meeting.

     Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided that directors may be elected by such written consent only if such consent is signed by the holders of all outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the Secretary of the corporation. Any shareholder giving a written consent may revoke the consent by a writing received by the Secretary of the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary, but may not do so thereafter; such revocation is effective upon its receipt by the Secretary of the corporation. Unless the consents of all shareholders entitled to vote have been solicited in writing, the Secretary of the corporation shall, within the time required by law, give to those shareholders entitled to vote who have not consented in writing notice of any shareholder approval by less than unanimous written consent.

     Section 7. Shareholders Acting Without a Meeting.

     Except as provided in Article III, Section 3, any action which may be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if authorized by a writing setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.


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     Section 8. Quorum.

     Except as otherwise provided by law or in the Articles of Incorporation, the holders of a majority of the shares entitled to vote present in person or represented by proxy shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy, but no other business may be transacted. At an adjourned meeting at which the requisite amount of voting shares is represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 9. Voting Rights.

     Only persons in whose names shares entitled to vote and stand on the stock records of the corporation on the day of any meeting of shareholders, unless some other day be fixed by the Board of Directors for the determination of shareholders of record, and then on such other day, shall be entitled to vote at such meeting.

     Except as provided below, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required for such act by the California General Corporation Law or the Articles of Incorporation or these Bylaws.

     The Board of Directors may fix a time in the future not exceeding thirty
(30) days preceding the date of any meeting of shareholders or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting, or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise the rights in respect to any change, conversion or exchange of shares. Only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividends, distribution or allotment of rights, or to exercise such rights, notwithstanding any transfer of any shares on the books of the company after the record date.

     Section 10. Proxies.

     Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the corporation. Any duly elected proxy shall continue in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, which revocation may be effected by a written instrument revoking it or by a subsequent proxy, filed with the Secretary of the corporation, or by attendance at the meeting and voting in person.


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                                  ARTICLE III


                             DIRECTORS; MANAGEMENT

     Section 1. Powers.

     Subject to the limitation of the Articles of Incorporation, of the Bylaws and of the laws of the State of California as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this corporation shall be controlled by a Board of Directors.

     Section 2. Number and Qualification.

     The number of directors constituting the entire Board of Directors shall, upon effectiveness of these Amended and Restated Bylaws be set at nine (9) directors. The authorized number of directors may be changed by amendment to this Section 2, Article III, of these Bylaws, adopted by a vote or written assent of the shareholders entitled to exercise majority voting power; provided, however, that a bylaw reducing the fixed number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3 percent of the outstanding shares entitled to vote.

     Section 3. Election and Tenure of Office.

     The directors shall be elected by ballot at the annual meeting of the shareholders, to serve for one (1) year or until their successors are elected and have qualified. Elections for directors need not be by ballot unless a shareholder demands election by ballot at the election and before the voting begins, or unless the Bylaws so require. The term of office of the directors shall begin immediately after election.

     Notwithstanding Section 7 of Article II of these Bylaws, no director may be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

     Section 4. Vacancies.

     A vacancy on the Board of Directors shall be deemed to exist when any authorized position of director is not then filled, whether caused by death, resignation, removal, change in the authorized number of directors, or otherwise, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are to be elected, to elect the full authorized number of directors to be elected at that meeting.

     Unless otherwise provided in the Articles of Incorporation, vacancies in the Board of Directors, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the expiration of the term for which elected and until

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such director's successor has been elected and qualified.  Shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

     Section 5. Removal of Directors.

     The entire Board of Directors or any individual director may be removed from office as provided by Section 303 of the California General Corporation Law.

     Section 6. Resignation of Directors.

     Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

     Section 7. Place of Meetings.

     Meetings of the Board of Directors may be held at any place within or without the state which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, designated by resolutions of the Board of Directors. Any meeting shall be valid, wherever held, if held by the written consent of all members of the Board of Directors, given either before or after the meeting and filed with the Secretary of the corporation.

     Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at the meeting.

     Section 8. Organization Meetings.

     The organization meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the shareholders.

     Section 9. Other Regular Meetings.

     Regular meetings of the Board of Directors may be held at the corporate offices, or such other place as may be designated by the Board of Directors, at the time fixed in advance by the Board of Directors. Call and notice of such regular meetings are hereby dispensed with.

     Section 10. Special Meetings - Notices.

     Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, Vice Chairman, Chief Executive Officer or the President on the written request of a majority of the directors and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.


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     Written notice of the time and place of special meetings shall be delivered personally to each director or sent to each director by letter, telephone, facsimile or by telegram, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation, or if it is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally, by telephone, by telegram or by facsimile, it shall be delivered at least forty-eight (48) hours prior to the time of the holding of the meeting.

     Section 11. Waiver of Notice.

     When all of the directors are present at any directors' meeting, however called or noticed, and sign a written consent thereto on the records of such meeting, or, if a majority of the directors are present, and if those not present sign a written waiver of notice of such meeting, whether prior to or after the holding of such meeting, which said waiver shall be filed with the Secretary of the corporation, the transactions thereof are as valid as if had at a meeting regularly called and noticed.


     Section 12.  Directors Acting Without a Meeting by Unanimous Written
                   Consent.



     Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of directors, if authorized by a writing signed by all members of the Board of Directors. Such consent shall be filed with the regular minutes of the Board of Directors.

     Section 13. Notice of Adjournment.

     Notice of the time and place of holding an adjourned meeting shall be given to absent directors prior to the time of the meeting if the adjournment is for more than twenty-four (24) hours.

     Section 14. Quorum.

     A majority of the number of directors as fixed by the Articles of Incorporation or Bylaws shall be necessary to constitute a quorum for the transactions of business, and the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. A duly called and noticed Board of Directors meeting at which a quorum is initially present and assembled shall be able to continue the transaction of business notwithstanding the withdrawal of a sufficient number of directors to break a quorum provided that any action so taken is approved by at least a majority of the required quorum for such a meeting.


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     Section 15. Compensation of Directors.

     Compensation of directors and reimbursement of their expenses incurred in connection with the business of the corporation, if any, shall be as determined from time to time by resolution of the Board of Directors.

     Section 16. Committees.

     By resolution adopted by a majority of the authorized number of Directors, the Board of Directors may designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board of Directors. The appointment of members or alternate members of a committee shall be by a majority vote of the authorized number of Directors.

     The provisions of these Bylaws with respect to notice, conduct of meetings of the board of directors and indemnification shall govern committees of the Board of Directors and action by such committees, unless, to the extent permitted by the General Corporation Law, the board of directors shall otherwise prescribe.

     Section 17. Participation at Meetings by Telephone.

     Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting.

                                   ARTICLE IV


                                    OFFICERS

     Section 1. Officers.

     The officers of the corporation shall be a President, a Vice President, a Secretary and a Treasurer. The corporation may also have, at the discretion of, the Board of Directors, a Chairman of the Board, one or more additional Vice Presidents (one or more of which may be designated Executive or Senior Vice Presidents or as otherwise determined by the Board of Directors), a Controller, one or more Assistant Secretaries, one or more Assistant Controllers, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.

     Section 2. Election.

     The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.


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     Section 3. Subordinate Officers, etc.

     The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

     Section 4. Removal and Resignation.

     Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board of Directors, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

     Any officer may resign at any time by giving written notice to the Board of Directors, or to the President, or to the Secretary of the corporation. Any resignation shall take effect at the date of the receipt of such notice or at any later time specified therein. Unless otherwise specified therein, the acceptance of the resignation shall not be necessary to make it effective.

     Section 5. Vacancies.

     A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

     Section 6. Chairman of the Board.

     The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

     Section 7. Chief Executive Officer.

     The Chief Executive Officer, if one be elected, shall, in the absence or disability of the Chairman, preside at all meetings of the shareholders and at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business and affairs of the corporation subject to the authorization and control of the Board of Directors, and shall have such other power and authority and perform such other duties as may be prescribed by these Bylaws or as may be assigned from time to time by the Board of Directors.

     In the absence or disability of the Chief Executive Officer, the President, if available, and if the President is not available the Chief Operating Officer, if available, shall have the authority, and shall perform the duties, of the Chief Executive Officer.


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     Section 8. President.

     The President shall, in the absence or disability of the Chairman and Chief Executive Officer, preside at all meetings of the shareholders and at all meetings of the Board of Directors, and shall have such other power and authority and perform such other duties as may be prescribed by these Bylaws or as may be assigned from time to time by the Board of Directors or the Chief Executive Officer.

     In the absence or disability of the Chief Executive Officer, the President, if available, shall have the authority, and shall perform the duties, of the Chief Executive Officer.

     Section 9. Chief Operating Officer.

     The Chief Operating Officer, if one be elected, shall have such power and authority and perform such duties as may be prescribed by these Bylaws or as may be assigned from time to time by the Board of Directors.

     In the absence or disability of the President, the Chief Operating Officer, if available, shall have the authority, and shall perform the duties, of the President. In addition, in the absence or disability of the Chief Executive Officer and the President, the Chief Operating Officer, if available, shall have the authority and perform the duties of the Chief Executive Officer.

     Section 10. Vice-President.

     Each Vice-President shall have such power and authority and perform such duties as may be prescribed by these Bylaws or as may be assigned from time to time by the Board of Directors or the Chief Executive Officer.

     The Board of Directors may designate one or more Vice-Presidents, in such order of priority as shall be specified by the Board of Directors, to have the authority, and to perform the duties, of the Chief Executive Officer in the absence or disability of the Chief Executive Officer, the President and the Chief Operating Officer; provided, however, that no Vice-President shall have such authority or perform such duties unless specifically designated for that purpose by the Board of Directors.

     Section 11. Chief Financial Officer.

     The Chief Financial Officer shall have the custody of the corporate funds and securities, shall keep full and accurate account of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.

     The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the Chief Executive Officer, taking proper vouchers for such disbursements. He shall render to the Chief Executive Officer and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Chief Financial Officer and of the financial condition of the corporation. If

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required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

     Section 12. Secretary.

     The Secretary shall give, or cause to be given, notice of all meetings of shareholders and directors, and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer, the President, the Chairman or by the Board of Directors or shareholders, upon whose requisition the meeting is called as provided in these Bylaws.

     The Secretary shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Chief Executive Officer or the Board of Directors. He shall have custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the Chief Executive Officer or the Board of Directors, and attest the same.

     Section 13. Assistants.

     Assistant Chief Financial Officers, if any shall be elected, shall, in the absence of the Chief Financial Officer, have the authority, and perform the duties, of the Chief Financial Officer, and shall have such other power and authority and perform such other duties as may be prescribed by these Bylaws or as may be assigned from time to time by the Board of Directors or the Chief Executive Officer.

     Assistant Secretaries, if any shall be elected, shall, in the absence of the Secretary, have the authority and perform the duties, of the Secretary, and shall have such other power and authority and perform such other duties as may be prescribed by these Bylaws or as may be assigned from time to time by the Board of Directors or the Chief Executive Officer.

                                   ARTICLE V


                CORPORATE RECORDS AND REPORTS --- INSPECTION

     Section 1. Records.

     The corporation shall maintain adequate and correct accounts, books and records of its business and properties at its principal place of business in the State of California, as fixed by the Board of Directors from time to time.

     Section 2. Inspection of Books and Records.

     All books and records provided for in Sections 1600 through 1602 of the California General Corporation Law shall be open to inspection of the directors and shareholders from time to time and in the manner provided in Sections 1600 through 1602.


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     Section 3. Certification and Inspection of Bylaws.

     The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be open to inspection by the shareholders of the corporation, as provided in Section 213 of the California General Corporation Law.

     Section 4. Checks.

     All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

     Section 5. Contracts.

     The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation in any material matter by any contract or engagement, or to pledge its credit to any significant extent or to render it liable for any material purposes or to any significant amount.

                                 ARTICLE VI


                     CERTIFICATES AND TRANSFER OF SHARES

     Section 1. Certificates for Shares.

     Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statements of such facts.

     Every certificate for shares must be signed by the President or a Vice President and the Secretary or an Assistant Secretary or by facsimiles of the signatures of the President and Secretary.

     Section 2. Transfer on the Books.

     Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


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     Section 3. Lost or Destroyed Certificates.

     Where the holder of a share certificate claims that the certificate has been lost, destroyed or wrongfully taken, the holder shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate shall be issued in the same tenor and for the same number of shares as the one alleged to be lost, destroyed or wrongfully taken if the owner so requests before the corporation has notice that the share has been acquired by a bona fide purchaser.

     Where a share certificate has been lost, apparently destroyed or wrongfully taken and the owner fails to notify the corporation of that fact within a reasonable time after he has notice of it, and the corporation registers a transfer of the shares represented by the certificate before receiving such a notification, the owner is precluded from asserting against the corporation any claim to a new certificate.

     If after the issue of a new certificate as a replacement for a lost, destroyed or wrongfully taken certificate, a bona fide purchaser of the original certificate presents it for registration of transfer, the corporation must register the transfer unless registration would result in overissue. In addition to any rights on the indemnity bond, the corporation may recover the new certificate from the person to whom it was issued or any person taking under him except a bona fide purchaser.

     Section 4. Transfer Agents and Registrars.

     The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars which shall be an incorporated bank or trust company, either domestic or foreign, and which shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

     Section 5. Closing Stock Transfer Books.

     The Board of Directors may close the transfer books in its discretion for a period not exceeding thirty (30) days preceding any meeting, annual or special, of the shareholders, or the day appointed for the payment of a dividend.

     Section 6. Legend Condition.

     In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring such shares shall make sure the legend appears on the certificate and on the stub relating thereto in the stock record book and shall not be required to transfer any shares free of such legend unless an amendment to the permit or a new permit is issued authorizing such a deletion.


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


                                  ARTICLE VII


                                 CORPORATE SEAL

     The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation and the word "California".

                                  ARTICLE VIII


                                INDEMNIFICATION

     Section 1. Indemnification.

     The corporation shall indemnify any person who is or was an agent (as such term is defined in Section 317 of the California General Corporation Law) of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or other agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, to the full extent permitted by
Section 317 of the California General Corporation Law and applicable law.

     Section 2. Advancing Expenses.

     Expenses incurred in defending any proceeding may be advanced by this corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article VIII.

     Section 3. Liability Insurance.

     This corporation may purchase and maintain insurance on behalf of any agent of this corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, whether or not this corporation would have the power to indemnify the agent against such liability under the provisions of this Article VIII.

                                   ARTICLE IX


                              AMENDMENTS TO BYLAWS

     Section 1. By Shareholders.

     New Bylaws may be adopted or these Bylaws may be repealed or amended at the annual meeting, or any other meeting of the shareholders called for that purpose, by a vote of shareholders entitled to exercise a majority of the voting power of the corporation, or by written assent of such shareholders.


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


     Section 2. Powers of Directors.

     Subject to the right of the shareholders to adopt, amend or repeal Bylaws, as provided in Section 1 of this Article IX, the Board of Directors may adopt, amend or repeal any of these Bylaws, except as provided in Section 2, Article III of these Bylaws or as provided by applicable law.

     Section 3. Record of Amendments.

     Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

                                   ARTICLE X


                           INCORPORATION BY REFERENCE

     Whenever any reference is made in these Bylaws to any legislative enactment, whether law, statute or ordinance, such enactment shall be deemed incorporated by reference herein.

                                   ARTICLE XI


                         LOANS TO OFFICERS OR DIRECTORS

     The Board of Directors (without shareholder approval) may approve any loan of money or property to, or guarantee the obligation of any director or officer of the corporation or of its parent as provided by Section 315 of the California General Corporation Law.




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